Exhibit 99.4

EMPLOYMENT AGREEMENT

SPORT CHALET, INC., a Delaware corporation ("Employer"), and Dennis Trausch ("Executive"), in consideration of the mutual promises made herein, do, as of December 31, 2008, agree as follows:

J.           Executive is employed as the Executive Vice President – Growth and Development;

K.           Employer is willing to employ Executive, and Executive desires to be so employed, on the terms and conditions set forth in this Agreement; and

L.           This Agreement shall replace all prior agreements regarding the employment of Executive by the Employer.

ARTICLE XIX             TERM OF EMPLOYMENT

Specified Term.  Employer hereby employs Executive, and Executive hereby accepts employment with Employer, for an initial term beginning on January 1, 2009 and ending at the close of business on December 31, 2009.  Executive's employment hereunder shall automatically renew for succeeding twelve-month periods, unless notice of termination is given by either party at least 30 days prior to the end of the initial term or any renewal term.  Executive's employment may also terminate earlier as otherwise provided in this Agreement.

"Employment Term."  The phrase "Employment Term" shall mean the entire period of Executive's employment by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Executive.

ARTICLE XX.             DUTIES

General Duties.  Executive shall serve as the Executive Vice President – Growth and Development of Employer.  In this capacity, Executive shall, to the best of his ability, perform all services, acts or things (i) necessary or advisable to manage and conduct the business of Employer as it relates to lease negotiations, facilities’ maintenance and distribution center operations, (ii) as are provided in Employer's Certificate of Incorporation and Bylaws, (iii) as may be assigned by Employer's President, Chief Executive Officer or Board of Directors or (iv) as may be specified in the job description or performance objectives adopted from time to time by Employer's Board of Directors, President and Chief Executive Officer.  Executive shall perform such duties subject at all times to the policies of Employer and its Board of Directors and the direction of Employer's President and Chief Executive Officer.  Executive shall report to Employer's President and Chief Executive Officer.

Conduct of Executive.  Executive shall at all times during the Employment Term conduct himself in a manner consistent with his position with Employer and shall not knowingly perform any act which he knew or should have known was contrary to the best interests of Employer.

Devotion to Employer's Business.

Executive shall devote the full working portion of his entire productive time, ability and attention to the business of Employer during the Employment Term.

During the Employment Term, Executive shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior consent of Employer's Board of Directors, President and Chief Executive Officer; provided, however, that the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement and shall not require the prior written consent of Employer as set forth above.

This Section 2.3 shall not be interpreted to prohibit Executive from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.  Notwithstanding the foregoing, Executive shall not, to the best of his knowledge, directly or indirectly, acquire, hold or retain any interest in any competitor, vendor or supplier of Employer.

Competitive Activities.  Except as otherwise expressly provided in this Agreement, during the Employment Term, Executive shall not, directly or indirectly, either as an executive, employer, consultant, agent, principal, partner, stockholder, corporate officer or director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

Trade Secrets.

Executive shall not, without the prior written consent of Employer in each instance, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of Employer acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him that derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use (collectively, the "Trade Secrets").  Trade Secrets include without limitation, any confidential information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Employer transacts business, and all other information which is related to any product, service or business of Employer, other than information which is generally known in the industry in which Employer transacts business or is acquired from public sources or was known to Executive prior to his employment by Employer; all of which Trade Secrets are the exclusive and valuable property of Employer.

All files, accounts, records, documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to Employer, other than a merely personal item (such as personal office belongings or personal contacts information), whether of a public nature or not, and whether prepared by Executive or not, are and shall remain the exclusive property of Employer and shall not be removed from the premises of Employer except as required in the course of Executive's employment, without the prior written consent of Employer in each instance, and the same shall be promptly returned to Employer by Executive on the expiration or termination of his employment or at any time prior thereto upon the request of Employer.

Executive hereby acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of Sections 2.4 or 2.5 and, accordingly, that Employer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith.  This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages.

The provisions of Section 2.5 shall survive the termination of this Agreement.

Solicitation of Employees.  Executive agrees that while employed by Employer, and as a result of the Executive's position with the Employer, the Executive will acquire specialized knowledge regarding the Employer's employees.  Therefore, Executive agrees that for a period of one (1) year after Executive's termination of employment from Employer, Executive will not, directly or indirectly, solicit any person who is engaged as a regular, temporary, introductory, full time or part time employee, agent, or independent contractor by the Employer to terminate his or her employment or engagement with the Employer for any reason.

ARTICLE XXI.            COMPENSATION AND BENEFITS.

Compensation.  As compensation for the services to be performed hereunder, Executive shall receive a salary in the amount of One hundred eighty five thousand, four hundred dollars ($185,400) per annum, payable in arrears on a bi-weekly basis.  Executive shall receive such other increases in salary, if any, as may be determined by the Board of Directors in its sole discretion.  The annual salary excluding bonuses, profit sharing, stock options and all other forms of compensation is referred to as the "Base Salary."

Tax Withholding.  Employer shall have the right to deduct or withhold from any amounts due to Executive hereunder (including, without limitation, the Severance Amount which may be payable pursuant to Sections 4.1(b) and 4.1(e)) any and all federal, state or local taxes, withholdings and deductions now applicable or that may be enacted and become applicable in the future, including, but not limited to, federal income and Social Security taxes.

Bonus.  Executive shall be eligible to participate in such executive bonus programs as Employer may establish from time to time.  Under the "Senior Management Bonus Plan" currently in effect, Executive's maximum target annual bonus shall be thirty five percent (35%) of his base salary for the applicable fiscal year payable pursuant to Section 3.1.  This Bonus Plan and any target bonus are subject to change in the discretion of the Employer, but Executive shall be eligible to participate in any such bonus programs as long as Employer offers such plans to its Executive Vice Presidents.  Except as specified in Sections 4.1(a), 4.1(b) or 4.1(e), Executive must be employed as of the time of payment (typically June) to be eligible for any bonus, and there are no pro rata payments of the Bonus Plan if Executive is not employed as of the time of payment.

Stock Options.  Executive has been granted Non-Qualified Stock Options ("NQSOs") to purchase Employer's common stock on the terms set forth on Exhibit A and in accordance with Employer's 2004 Incentive Award Plan as amended and a Key Executive Stock Option Incentive Award Agreement which is incorporated herein by this reference.

Annual Vacation.  Executive shall be entitled to vacation or personal leave in accordance with Employer's policies for executive vacations, with prior approval of the Chief Executive Officer, in an annual amount not less than four weeks.  The vacation is subject to the Employer's rules on accrual of vacation.

Automobile Allowance.  Employer shall pay to Executive an automobile allowance in the annual amount of eleven thousand five hundred fifty dollars ($11,550) payable at least monthly.

Medical Coverage.  Employer shall include Executive and his immediate family in such health care plans as may be provided to Executive Vice Presidents of Employer generally and under the same terms and conditions.

Life Insurance.  Employer shall provide to Executive such life insurance, if any, as is currently provided to Executive Vice Presidents of Employer generally and under the same terms and conditions.

Long Term Disability Plan.  Employer shall include Executive in such long term disability plans as may be provided to Executive Vice Presidents of Employer and under the same terms and conditions.

Qualified Plans.  Executive shall be entitled to participate in Employer's qualified plans in accordance with the terms and conditions of the plan documents.

Reimbursement of Business Expenses.  Employer shall promptly reimburse Executive for all reasonable and necessary business expenses incurred by Executive in connection with the business of Employer subject to compliance by Executive with Employer's Standard Operating Procedures with respect to the amount, documentation and verification of such expenses as the same may be amended from time to time.

Notwithstanding any provision in the Agreement to the contrary, the reimbursement of eligible expenses or in-kind benefits provided pursuant to this Agreement, including, but not limited to, this Section, shall be subject to the following conditions:

the eligible expenses must be incurred or in-kind benefits provided during the Employment Term;

the expenses eligible for reimbursement or in-kind benefits in one taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year;

the reimbursement of eligible expenses shall be made promptly, subject to the Employer's applicable policies, but in no event later than the end of the year after the year in which such expense was incurred; and

the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

ARTICLE XXII.          TERMINATION

4.1           Termination.  In addition to an expiration of this Agreement pursuant to Section 1.1, the Employment Term and Executive's employment shall cease under the following circumstances:

Death or Disability.  The Employment Term shall terminate automatically upon the death of Executive.  The Employment Term and employment shall also terminate upon the "Disability" of Executive provided Employer shall have given Executive written notice of such termination not less than thirty (30) days prior to the date of termination.  "Disability" shall mean a physical or mental disability of Executive which has continued, or is reasonably likely to continue, for a period of at least four (4) consecutive months and that has prevented, or would prevent Executive from performing his essential functions of his position (even with a reasonable accommodation that is not an undue hardship) under this Agreement during such period.  Such disability shall be determined by Executive's regular physician or two physicians selected by the Board of Directors.  Upon termination because of death or disability, Executive shall not be entitled to any additional Base Salary, bonus, or other compensation or benefits after the date of such termination except as provided in the next sentence.  If Executive is terminated because of death or disability on or after January 1, but before the payment of the annual bonus for the fiscal year ending in March of that calendar year, Executive shall receive a pro rata annual bonus based on the number of months the Executive was employed in that fiscal year; provided, however, that no such bonus shall be paid if no other Executive Vice President receives the annual bonus for that fiscal year.  That amount of the bonus for the Executive shall be based on Executive's maximum target annual bonus.  The payment of the annual bonus, if any, shall be made at the same time as the other executives of Employer receive their bonus payments, but in no event later than July 15 of the year of the termination.

Termination by Employer Without Cause or Termination of Employment By Non-Renewal.  Employer shall be entitled to terminate Executive's employment without "Cause" at any time during Executive's employment.  Written notice of the termination without Cause shall be delivered to Executive and shall specify the date of termination.  At the time of the termination, Executive shall receive payment of the Base Salary through the date of the termination and any accrued vacation.  Except as provided in this Section 4.1(b), Executive shall not be entitled to any Base Salary, bonus, or other compensation or benefits after the date of such termination.  If Employer terminates the employment relationship and this Agreement without Cause, or if Employer decides not to renew this Agreement and thereby terminates Executive's employment, Executive shall receive the following after execution of the standard form of Severance Agreement and Release: i) a Lump Sum Payment equal to six months Base Salary, and ii) if Executive is terminated on or after January 1, but before the payment of the annual bonus for the fiscal year ending in March of that calendar year, Executive shall receive a pro rata annual bonus based on the number of months the Executive was employed in that fiscal year; provided, however, that no such bonus shall be paid if no other Executive Vice President receives the annual bonus for that fiscal year.  That amount of the bonus for the Executive shall be based on Executive's maximum target annual bonus.  The Lump Sum Payment shall be paid to Executive within 60 days of the date of the termination.  The payment of the annual bonus, if any, shall be made at the same time as the other executives of Employer receive their bonus payments, but in no event later than July 15 of the year of the termination.  Additionally, in the event Executive elects to continue his medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and remains eligible for coverage under COBRA, Employer will pay directly to the insurance carriers the full cost of Executive's monthly COBRA premium for medical and dental coverage for the first eighteen months of such coverage in accordance with the COBRA regulations. The aggregate amount paid under the preceding sentences is referred to herein as the "Severance Amount." Payment of the Severance Amount shall be in lieu of all other claims, damages or liabilities Executive might otherwise assert against Employer, including, without limitation, those for breach of this Agreement or for discrimination.  The Severance Amount shall be paid as severance and only upon execution, without revocation, by Executive of Employer's standard form of Severance Agreement and Release within 30 days following such termination.  If Executive fails to execute the release within 30 days and/or revokes such release, then Executive shall not receive any Severance Amount.  The Severance Agreement and Release will require Executive to release all claims against Employer and its Executives in order to receive the Severance Amount.  The amount of the Severance Amount is subject to an increase pursuant to the provisions of Section 5 Change in Control.

Termination by Employer With Cause.  Employer shall be entitled to terminate Executive's employment under this Agreement for Cause, in which case Executive shall not be entitled to any additional Base Salary, bonus, or other compensation or benefits after the date of such termination.  "Cause" means (i) the commission of any material criminal act or any act of fraud or material dishonesty with respect to Employer; (ii) misconduct; (iii) material breach of the provisions of this Agreement, (iv) insubordination or refusal to perform required duties, or (v) an order of a court, administrative board or judge, or regulatory authority which precludes Executive from performing his duties.  Written notice of the termination with Cause shall be delivered to Executive and shall specify the date of termination and that the termination is for "Cause".

Termination by Executive For Any Reason.  Executive shall be entitled to terminate his employment under this Agreement at any time upon thirty (30) days prior written notice to Employer, in which case Executive shall not be entitled to any additional Base Salary, bonus, or other compensation or benefits after the date of such termination.

Termination by Executive for Good Reason.  Executive may terminate his employment for "Good Reason" within four (4) months of the initial existence of "Good Reason", by sending written notice of termination to Employer stating that the termination is for "Good Reason" and specifying the basis for the Good Reason.  In the event the Executive fails to terminate his employment within such period, but Executive terminates after such period, then the termination shall be deemed without Good Reason.  "Good Reason" shall mean any of the following events:

(i)           An involuntary material diminution in the Executive's authority or duties;

(ii)           An involuntary material diminution in Executive's Base Salary; or

(iii)           A material breach of Section 3 of this Agreement.

In order for the termination to be one for "Good Reason", Executive must first give the Employer written notice which shall identify with reasonable specificity the grounds for Good Reason within 60 days of the initial existence of Good Reason, upon the notice of which the Employer shall have 30 days to cure the alleged grounds for Good Reason contained in the notice.  In the event Executive fails to notify the Employer of the existence of Good Reason within such 60 days or the Employer cures the alleged grounds for Good Reason in that 30 day cure period, but Executive's employment under this Agreement in fact terminates at the initiation of Executive, such termination shall be deemed a termination by Executive without Good Reason.  Upon a termination by Executive, at the time of termination, Executive shall receive payment of the Base Salary through the date of termination and any accrued vacation.  If Executive terminates his employment with the Employer for Good Reason in accordance with this Section 4.1(e), then Executive shall not be entitled to any additional Base Salary, bonus, or other compensation or benefits except the following:  upon execution by Executive of Employer's standard form of Severance Agreement and Release, Executive shall receive the following: (i) a Lump Sum Payment equal to six months Base Salary, payable within 60 days following the termination of employment; and (ii) if Executive is terminated on or after January 1, but before the payment of the annual bonus for the fiscal year ending in March of that calendar year, Executive shall receive a pro rata annual bonus based on the number of months the Executive was employed in that fiscal year; provided, however, that no such bonus shall be paid if no other Executive Vice President receives the annual bonus for that fiscal year.  That amount of the bonus for the Executive shall be based on Executive's maximum target annual bonus.  The Lump Sum Payment shall be paid to Executive within 60 days of the date of the termination.  The payment of the annual bonus, if any, shall be made at the same time as the other executives of Employer receive their bonus payments, but in no event later than July 15 of the year of the termination. The amount paid under the preceding sentence is referred to as the "Severance Amount".  Executive shall not be entitled to any other compensation or benefits after the date of termination.  Payment of the Severance Amount shall be in lieu of all other claims, damages or liabilities Executive might otherwise assert against Employer, including, without limitation, those for breach of contract or for discrimination.  The Severance Amount shall be paid only upon execution, without revocation, by Executive of Employer's standard form of Severance Agreement and Release within 30 days following such termination.  If Executive fails to execute the release within 30 days and/or revokes such release, then Executive shall not receive any Severance Amount.  The Severance Agreement and Release will require Executive to release all claims against Employer and its executives in order to receive the Severance Amount. The amount of the Severance Amount is subject to an increase pursuant to the provisions of Section 5 Change in Control.

Duties Upon Termination.  In the event that Executive's employment by Employer under this Agreement is terminated, neither Employer nor Executive shall have any remaining duties or obligations hereunder, except that (i) Employer shall promptly pay to Executive, or his estate, all reimbursable expenses incurred by Executive hereunder as of such date, and such compensation as is due pursuant to Sections 3.1 and 3.5, prorated through the date of termination, (ii) Employer shall provide to Executive such Severance Amount as may be due pursuant to Sections 4.1(b) or 4.1(e) or Section 5, and (iii) Executive shall continue to be bound by Section 2.5; and (iv) Executive shall be bound by Section 2.6 for one year after the termination.

ARTICLE XXIII.         CHANGE IN CONTROL.

If, (A) "In Anticipation Of," as defined below, or within 12 months after a "Change in Control" of the Employer (or any successor), as defined below, the Employer involuntarily terminates Executive's employment without Cause, or (B) within 12 months after a Change in Control, Executive terminates his employment for Good Reason, then subject to the satisfaction of the conditions in Section 4.1(b) or 4.1(e) respectively, the Severance Amount payable under Section 4.1(b) or Section 4.1(e) shall be equal to one times the annual Base Salary (hereinafter the "Change in Control Payment").  The Change in Control Payment shall be paid within 60 days following the termination of employment.

Definitions.  The following terms shall have the following meanings for purposes of this Section 5.

(i)
"In Anticipation Of":  The involuntary termination by the Employer of Executive’s employment shall be deemed to have been "In Anticipation Of" a Change in Control if such termination (A) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (B) otherwise arose in connection with a Change in Control.

(ii)
"Change in Control":  A "Change in Control" means, and shall be deemed to have taken place, if (1) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's stockholders, of each new Board member was approved by a vote of at least three-fourths (3/4) of the Board members then still in office who were Board members at the beginning of such period; (2) any reorganization, consolidation, merger or similar transaction  involving the Employer in which the Employer is not the continuing or surviving corporation or pursuant to which the Employer’s securities would be converted into cash, securities or other property (other than a merger of the Employer in which the holders of the Employer’s voting securities immediately prior to the merger have more than 50% of the combined voting power of the securities of the corporation or other entity resulting from or surviving such merger, calculated on a fully-diluted basis in accordance with generally accepted accounting principles after giving effect to such merger, immediately after such merger); (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Employer; or (4) the current Chief Executive Officer Craig Levra ceases to be the Chief Executive Officer.

Severance Amount Shall Not Constitute Excess Parachute Payments. It is the intention of the parties that any payment of the Severance Amount shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.  If the independent accountants acting as auditors for Employer (or another accounting firm designated by them) determine that any payment of the Severance Amount may constitute "excess parachute payments," the payments may be reduced to the maximum amount which may be paid without the payments being "excess parachute payments."  The determination shall take into account (i) whether the payments are "parachute payments" under Section 280G(b)(3) and, if so, (ii) the amount of payments under this Agreement that constitutes reasonable compensation under Section 280G.

ARTICLE XXIV.         GENERAL PROVISIONS

Notices.  Any notices to he given hereunder by either party to the other shall be in writing and may he transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested.  Mailed notices shall be addressed to the parties at the addresses appearing on the signature pages hereof, but each party may change that address by written notice in accordance with this section.  Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the third day following the date of mailing.

Arbitration.  Any dispute or controversy arising from or related to this Agreement, or from any other aspect of Executive's employment or the termination thereof, or any other dispute between Executive and Employers, shall be submitted to arbitration in Los Angeles County, California, in accordance with the employment arbitration rules of the American Arbitration Association ("AAA") by a single impartial arbitrator.  Any such dispute or controversy shall be submitted to AAA within the time period provided by the applicable statute of limitations.  The parties hereto consent to the jurisdiction of the arbitrator selected in accordance with the AAA's rules and procedures.  See the AAA's website "www.adr.org" for such rules and procedures.  The arbitration procedure provided before in this section shall be the exclusive avenue of redress for any disputes relating to or arising from this Agreement.  The arbitrator is required to apply the terms of this Agreement to any dispute or controversy and has no authority to ignore or modify such terms.  The arbitrator is obligated to apply the substantive law for both liability and remedies applicable to the claim and is not permitted to apply "broad principles of justice or equity under Code of Civil Procedure Sections 1280 et. seq.  The arbitrator has the authority to award monetary and other damages, or no damages, only in accordance with applicable substantive law, and is not permitted to apply "broad principles of justice or equity" in awarding a remedy.  In other words, the arbitrator shall apply the law as it would be applied in court.  The arbitrator shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected on appeal to a court of competent jurisdiction for any such error. The arbitrator shall also have discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action under this provision, in accordance with applicable law.  This Agreement to arbitrate arises out of this individually negotiated contract and not pursuant to an employer promulgated plan.  The parties therefore intend that the allocation of the costs of the arbitration and the arbitrator shall be made in accordance with the AAA's rules for individually negotiated contracts.  Any award issued as a result of arbitration pursuant to this Agreement shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

Attorneys' Fees and Costs.  If any legal or arbitration action based in contract law is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.  This provision shall be construed as applicable to the entire contract.

SEC Compliance.  Executive acknowledges that concurrently herewith he has been provided with a copy of and will abide by the Employer's Statement of Company Policy Re: Securities Trades by Company Personnel as the same may be amended from time to time by Employer, which Statement is incorporated herein by this reference.

Remedy For Certain Breaches.  If Employer breaches Sections 2.1, 3.1, or 3.3 through 3.12, and Executive does not give notice of termination for Good Reason, the Executive is limited to a maximum of six months period for damages for any such breach.

Entire Agreement.  This Agreement, together with its exhibits, and the arbitration agreement supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer and contain all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever.  Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

Modifications.  Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged and approved by the Board of Directors of Employer.

Effect of Waiver.  The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

Partial Invalidity.  If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California except that, with respect to matters of corporate governance, the laws of the State of Delaware shall govern.

Sums Due Deceased Executive.  If Executive dies prior to the expiration of the Employment Term, any sums that may be due him from Employer under this agreement as of the date of death shall be paid to Executive's executors, administrators, heirs, personal representatives, successors, and assigns.

Insurance.  Executive shall be covered by any policy of directors' and officers' liability insurance maintained by Employer.  Such insurance shall be maintained by Employer to cover any acts that occurred during the term of this Agreement, even if the claim is made after this Agreement has expired or been terminated.

Consultation.  Executive acknowledges that he has had sufficient time to consult with the advisor of his choice.

Construction.  This Agreement was reviewed by each party hereto and is the product of informed negotiations between the parties hereto.  If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties.  Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

Section 409A of the Code.  This Agreement is intended to comply with the requirements of Section 409A of the Code.  Notwithstanding anything in this Agreement to the contrary, if Executive is determined by the Employer to be a "specified employee" (as defined in Section 409A(a)(2)(B) of the Code and determined pursuant to related Treasury Regulations or other guidance promulgated thereunder) and if required under Section 409A, the Severance Payment shall be paid on the earlier of (i) the first business day of the seventh month following the Executive's separation from service, or (ii) ten days after the Employer receives notification of the Executive's death.  Any such delayed payment shall be made without interest.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first set forth above.

EMPLOYER	SPORT CHALET, INC.

By: /s/ Craig Levra
CRAIG LEVRA
CHAIRMAN and CEO
EXECUTIVE
/s/ Dennis Trausch
Dennis Trausch